UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2025

Target Corporation
(Exact name of registrant as specified in its charter)

Minnesota	1-6049	41-0215170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Nicollet Mall,	Minneapolis,	Minnesota	55403
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (612) 304-6073

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0833 per share	TGT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01             Entry into a Material Definitive Agreement.

On October 9, 2025, Target Corporation (“Target”) entered into a 364-Day Credit Agreement (the “Credit Agreement”) with the banks listed therein (the “Banks”), the co-documentation agents listed therein, Bank of America, N.A., as administrative agent (the “Agent”), Citibank, N.A., as syndication agent, and BofA Securities, Inc., Citibank, N.A., JPMorgan Chase Bank, N.A., Wells Fargo Securities, LLC, and U.S. Bank National Association, as joint lead arrangers and joint bookrunners. The Credit Agreement will expire on October 8, 2026 (the “Termination Date”). In connection with the entry into the Credit Agreement, Target terminated its prior 364-Day Credit Agreement, dated as of October 15, 2024, which was scheduled to expire on October 14, 2025.

Under the Credit Agreement, the Banks committed to provide loans in an aggregate principal amount of up to $1.0 billion, which may be increased from time to time by up to $500 million. Borrowings under the Credit Agreement bear interest at a base rate or term SOFR rate, in each case plus an applicable margin, which varies based on the type of loan and Target’s debt ratings. Target may, at its option, elect to convert all loans outstanding on the Termination Date into term loans due and payable on the first anniversary of the Termination Date.

The terms of the Credit Agreement include representations and warranties, affirmative and negative covenants, including a financial covenant regarding the leverage ratio of Target and its consolidated subsidiaries, and events of default that are customary for credit facilities of this nature. Upon the occurrence, and during the continuance, of an event of default, the Agent may terminate the commitments of the Banks under the Credit Agreement and declare any outstanding loans under the Credit Agreement immediately due and payable.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which will be filed as an exhibit to Target’s Quarterly Report on Form 10-Q for the quarter ending November 1, 2025.

Item 1.02             Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 2.03             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGET CORPORATION

Date: October 9, 2025	By:	/s/ David L. Donlin
Name: David L. Donlin
Title: Interim General Counsel and Corporate Secretary